Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                          NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100

Arthur H. Aufses III     Richard Marlin                  Sherwin Kamin
Thomas D. Balliett       Thomas E. Molner                Arthur B. Kramer
Jay G. Baris             Thomas H. Moreland              Maurice N. Nessen
Saul E. Burian           Ellen R. Nadler                 Founding Partners
Barry Michael Cass       Gary P. Naftalis                     Counsel
Thomas E. Constance      Michael J. Nassau                    --------
Michael J. Dell          Michael S. Nelson               Martin Balsam
Kenneth H. Eckstein      Jay A. Neveloff                 Joshua M. Berman
Charlotte M. Fischman    Michael S.oberman               Jules Buchwald
David S. Frankel         Paul S. Pearlman                Rudolph De Winter
Marvin E. Frankel        Susan J. Penry-williams         Meyer Eisenberg
Alan R. Friedman         Bruce Rabb                      Arthur D. Emil
Carl Frischling          Allan E. Reznick                Maxwell M. Rabb
Mark J. Headley          Scott S. Rosenblum              James Schreiber
Robert M. Heller         Michele D. Ross                      Counsel
Philip S. Kaufman        Max J. Schwartz                      -------
Peter S. Kolevzon        Mark B. Segall                  M. Frances Buchinsky
Kenneth P. Kopelman      Judith Singer                   Debora K. Grobman
Michael Paul Korotkin    Howard A. Sobel                 Christian S. Herzeca
Kevin B. Leblang         Steven C. Todrys                Pinchas Mendelson
David P. Levin           Jeffrey S. Trachtman            Lynn R. Saidenberg
Ezra G. Levin            D. Grant Vingoe                 Jonathan M. Wagner
Larry M. Loeb            Harold P. Weinberger            Special Counsel
Monica C. Lord           E. Lisk Wyckoff, Jr.                 -------

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                          WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------


                              New York, New York
                              December 18, 1996

Trans Adviser Funds, Inc.
P.O. Box 90001
Bowling Green, Kentucky 42102-9001


               Re:   Trans Adviser Funds, Inc.
                     ------------------------

Gentlemen:

          We hereby consent to the reference of our firm as counsel in this Post-Effective Amendment No. 4 to Registration Statement on Form N-1A.

                              Very truly yours,


                              /s/Kramer, Levin, Naftalis & Frankel